Exhibit 99.1

CONSOL Energy Temporarily Idles Longwall Mining at Buchanan Mine

PITTSBURGH, PA – March 6, 2012 — CONSOL Energy Inc. (NYSE: CNX) today announced that it will idle its southwest Virginia Buchanan Mine longwall mining unit and reduce its continuous mining operating schedule to five days per week.

CONSOL Energy is responding to market conditions primarily as a result of increased inventories and decreased international demand for its metallurgical coal. It is not known how long the Buchanan longwall mining operations will be idled, however CONSOL Energy expects production to be reduced by approximately 295,000 tons per month on this reduced schedule.

CONSOL Energy is updating its sales guidance for the first quarter ended March 31, 2012 as follows: Low-Vol and High-Vol Met coal sales remain approximately 1.0 million tons each; thermal coal sales are expected to be a few hundred thousand tons below its prior guidance of 13.2 million tons. CONSOL Energy will update its full year production and sales guidance for 2012 at a later date.

The company will continue to monitor market demand and respond accordingly.

This action involves no layoffs, however most overtime and other non-essential work may be postponed until resumption of normal operations. The Buchanan Mine will continue to work on Safety and Compliance. Buchanan Mine has 778 total employees, who were officially briefed on the situation yesterday.

About CONSOL Energy

CONSOL Energy Inc. (NYSE: CNX) is a Pittsburgh-based producer of coal and natural gas. It has 12 bituminous coal mining complexes in four states and reports proven and probable coal reserves of 4.5 billion tons. The company’s premium Appalachian coals are sold worldwide to electricity generators and steelmakers. In natural gas, CONSOL has transformed itself from a pure-play coalbed methane producer to a full-fledged exploration and production company. The company is a leading producer in the Marcellus Shale, has an active exploration program in the Utica Shale and has proved natural gas reserves of over 3.5 trillion cubic feet. Operational safety is the company’s top core value and CONSOL boasts a record of almost two times better than the industry average for underground bituminous coal mines. In 2011, the company recorded its best safety record since it was founded in 1864. CONSOL Energy is a member of the Standard & Poor’s 500 Equity Index and the Fortune 500. Additional information about CONSOL Energy can be found at its web site: www.consolenergy.com.

Forward-Looking Statements

Various statements in this release, including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release, if any, speak only as of the date of this press release; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following: deterioration in global economic conditions in any of the industries in which our customers operate, or sustained uncertainty in financial markets cause conditions we cannot predict; a significant or extended decline in prices we receive for our coal and natural gas affecting our operating results and cash flows; our customers extending existing contracts or entering into new long-term contracts for coal; our reliance on major customers; our inability to collect payments from customers if their creditworthiness declines; the disruption of rail, barge, gathering, processing and transportation facilities and other systems that deliver our coal and natural gas to market; a loss of our competitive position because of the competitive nature of the coal and natural gas industries, or a loss of our competitive position because of overcapacity in these industries impairing our profitability; our inability to maintain satisfactory labor relations; coal users switching to other fuels in order to comply with various environmental standards related to coal combustion emissions; the impact of potential, as well as any adopted regulations relating to greenhouse gas emissions on the demand for coal and natural gas; foreign currency fluctuations could adversely affect the competitiveness of our coal abroad; the risks inherent in coal and natural gas operations being subject to unexpected disruptions, including geological conditions, equipment failure, timing of completion of significant construction or repair of equipment, fires, explosions, accidents and weather conditions which could impact financial results; decreases in the availability of, or increases in, the price of commodities or capital equipment used in our mining and natural gas operations; decreases in the availability of, an increase in the prices charged by third party contractors or, failure of third party contractors to provide quality services to us in a timely manner could impact our profitability; obtaining and renewing governmental permits and approvals for our coal and natural gas operations; the effects of government regulation on the discharge into the water or air, and the disposal and clean-up of, hazardous substances and wastes generated during our coal and natural gas operations; the effects of stringent federal and state employee health and safety regulations, including the ability of regulators to shut down a mine or well; the potential for liabilities arising from environmental contamination or alleged environmental contamination in connection with our past or current coal and gas operations; the effects of mine closing, reclamation, gas well closing and certain other liabilities; uncertainties in estimating our economically recoverable coal and gas reserves; costs associated with perfecting title for coal or gas rights on some of our properties; the outcomes of various legal proceedings, which are more fully described in our reports filed under the Securities Exchange Act of 1934; the impacts of various asbestos litigation claims; increased exposure to employee related long-term liabilities; our accruals for obligations for long-term employee benefits are based upon assumptions which, if inaccurate, could result in our being required to expend greater amounts than anticipated; due to our participation in an underfunded multi-employer pension plan, we have exposure under that plan that extends beyond what our obligation would be with respect to our employees and in the future we may have to make additional cash contributions to fund the pension plan or incur withdrawal liability; lump sum payments made to retiring salaried employees pursuant to our defined benefit pension plan exceeding total service and interest cost in a plan year; acquisitions and joint ventures that we recently have completed or entered into or may make in the future including the accuracy of our assessment of the acquired businesses and their risks, achieving any anticipated synergies, integrating the acquisitions and unanticipated changes that could affect assumptions we may have made and divestitures we anticipate may not occur or produce anticipated proceeds including joint venture partners paying anticipated carry obligations; the terms of our two significant existing gas joint ventures restrict our flexibility and actions taken by the other party in our gas joint ventures may impact our financial position; the anti-takeover effects of our rights plan could prevent a change of control; risks associated with our debt; replacing our natural gas reserves, which if not replaced, will cause our gas reserves and gas production to decline; our ability to find adequate water sources for use in gas drilling, or our ability to dispose of water used or removed from strata in connection with our gas operations at a reasonable cost and within applicable environmental rules; our hedging activities may prevent us from benefiting from price increases and may expose us to other risks; and other factors discussed in the 2011 Form 10-K under “Risk Factors,” as updated by any subsequent Form 10-Qs, which are on file at the Securities and Exchange Commission.

CONTACTS:

Media Relations: Lynn Seay, 724-485-4065, lynnseay@consolenergy.com

Investor Relations: Brandon Elliott, 724-485-4526, brandonelliott@consolenergy.com